EXHIBIT 10.2

ADVISORY BOARD AGREEMENT

Between BioForce NanoSciences Holdings, Inc. and Edward Mathias

This Advisory Board Agreement ("Agreement") is entered into as of May 19, 2026 ("Effective Date"), by and between:

Company: BioForce NanoSciences Holdings, Inc. (BFNH) (“Company”), a Nevada Company, with its primary business office at 2020 General Booth Blvd. Ste. 230, Virginia Beach, VA 23454, phone: 757-306-6090, and

Advisor Board Member: Edward Mathias ("Advisor"), address: XXXXXXXX, phone: XXXXXXXXX, and email: XXXXXXXXXXXX

Collectively, the "Parties."

1. Appointment

The Company hereby appoints Advisor to serve as an advisor board member to the Company, and Advisor accepts such appointment, subject to the terms and conditions of this Agreement.

2. Term

The term of this Agreement shall commence on the Effective Date and continue for a period of three (3) years unless earlier terminated in accordance with Section 8 of this Agreement. The agreement terminates on May 19, 2029, and the parties may renegotiate a new advisory board agreement at the end of the term.

3. Advisory Services

The Advisor shall provide strategic advice and guidance to the Company, which may include:

- Business strategy and planning;

- Industry and market insights;

- Introductions to potential customers, partners, investors, and other business contacts;

- Review of business initiatives as they pertain to the Company’s oil/gas exploration and development.

- Introduction to key Wall Street professionals assisting the Company in listing shares on the US National Exchange – i.e., NASDAQ or NYSE.

- Participation in management meetings as reasonably requested by the Company.

Advisor shall serve as an independent contractor and shall not have authority to bind the Company.

4. Time Commitment

Advisor agrees to devote a reasonable amount of time to performing advisory services outlined in Section 3.

5. Compensation

5.1 Equity Compensation

As consideration for Advisor's services under this Agreement, the Company shall grant Advisor 1,500,000 (One Million Five Hundred Thousand) 144 Restricted shares of the Company's common stock (the "Shares). The cost basis of the shares is determined by the closing price of the Company's shares on May 19, 2026, $0.55 (Fifty Five Cents) per share; the closing price of the Company’s stock traded on OTC Markets.  The 144 - shares shall be issued as “Book Entry” to Advisor as soon as practical following the Effective Date as payment for services to be rendered during the Term.

5.2 Securities Compliance

The issuance of Shares is subject to US SEC Rule 144 and all applicable securities laws.

5.3 Tax Responsibility

Advisor acknowledges that the issuance of Shares may create tax obligations. Advisor shall be solely responsible for any taxes arising from the receipt, ownership, or disposition of the Shares.

6. Confidentiality

Advisor shall maintain in strict confidence all non-public information concerning the Company, its business, customers, technology, finances, and operations.

Advisor shall not disclose or use Confidential Information except as necessary to perform services under this Agreement.

These confidentiality obligations shall survive termination of this Agreement for two (2) years after May 19, 2029.

7. Intellectual Property

Any ideas, inventions, improvements, works of authorship, materials, or other intellectual property developed by Advisor specifically for the Company in connection with advisory services shall be the exclusive property of the Company.

Advisor agrees to execute any documents reasonably necessary to confirm such ownership.

8. Termination

The Parties may immediately terminate this Agreement for:

- Material breach of this Agreement.

- Fraud, misconduct, or illegal activity.

9. Independent Contractor

Advisor is an independent contractor and not an employee, partner, joint venture, or agent of the Company, and not entitled to employee benefits.

10. Non-Disparagement/Confidentiality

During the Term and for two (2) years thereafter, neither Party shall knowingly make false or disparaging statements concerning the other Party and shall maintain confidence and not discuss the operations of the Company and its management team.

11. Representations

Advisor represents that entering into this Agreement does not violate any other agreement or obligation.

The Company represents that it has authority to issue the 144 Shares and enter into this Agreement.

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict-of-law principles.

13. Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior discussions and agreements relating to its subject matter.

Any amendment must be in writing and signed by both Parties.

14. Notices

All notices under this Agreement shall be in writing and delivered by personal delivery, recognized courier, or email to the addresses designated by the Parties.

COMPANY

Name: Richard Kaiser

Title: CFO

Signature: /s/ Richard Kaiser

Date: May 19, 2026

ADVISOR BOARD MEMBER

Name: Edward Mathias

Signature: /s/ Edward Mathias

Date: May 19, 2026